UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2015
 Date of Report (Date of earliest event reported)

DIAMANTE MINERALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-55233	27-3816969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 - 1634 Harvey Avenue Kelowna, British Columbia	V1Y 6G2
(Address of principal executive offices)	(Zip Code)

250-860-8599
 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Amended and Restated Joint Venture Agreement dated June 9, 2015 among Diamante Minerals, Inc., Mineracao Batovi Ltda., Dr. Charles Fipke and Jose Aldo

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                          Entry into a Material Definitive Agreement

Amended and Restated Joint Venture Agreement

Diamante Minerals, Inc. (the "Company") and Mineracao Batovi Ltda ("Mineracao") are parties to a joint venture agreement dated November 20, 2014, as amended by a letter agreement dated February 27, 2015 (collectively the "Joint Venture Agreement") which contemplates, among other things, the establishment of a new joint venture company to be formed in Brazil for the exploration, financing and, if warranted, development of a diamond exploration project located to the north of Parantinga in Mato Grosso, Brazil.

On June 9, 2015, the parties amended and restated the terms of the Joint Venture Agreement (the "Amended and Restated Joint Venture Agreement") to provide for the joint venture contemplated by the Joint Venture Agreement to be effected through holdings in Mineracao rather than through a joint venture company, and to include Dr. Charles Fipke and Jose Aldo, the sole shareholders of Mineracao, as parties to the Joint Venture Agreement.  A copy of the Amended and Restated Joint Venture Agreement is attached hereto to this Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
Exhibits.
Exhibit Number	Description
10.1	Amended and Restated Joint Venture Agreement dated June 9, 2015 among Diamante Minerals, Inc., Mineracao Batovi Ltda., Dr. Charles Fipke and Jose Aldo

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMANTE MINERALS INC.
DATE: July 15, 2015	By: /s/ Chad Ulansky Chad Ulansky Chairman and Chief Executive Officer